CREE RESEARCH, INC.

                            EXHIBIT 11
           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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
                                              For the Three Months Ended December 31,
                                                  1996                             1995
                                          ____________________________      _________________
                                         Primary         Fully Diluted     Primary      Fully Diluted
                                        _________        _____________     ________     _____________
Weighted Average Shares Outstanding:
     Common Stock                        12,292,179         12,292,179      11,896,988       11,896,988
     Shares Available Under Options
      and Warrants                          719,778            719,778         121,553          121,553
                                         ----------         ----------      ----------       ----------
Weighted Average Common and Common
 Equivalent Shares Outstanding           13,011,957         13,011,957      12,018,541       12,018,541
                                         ----------         ----------       ----------      -----------
Net Income                                  357,848            357,848         822,200          822,200
                                         ----------         ----------       ----------      -----------
Earnings per Share                      $      0.03       $       0.03      $     0.07      $      0.07
                                         ----------         ----------       ----------      -----------
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
                                              For the Six Months Ended December 31,
                                                  1996                             1995
                                          ____________________________      _________________
                                         Primary         Fully Diluted     Primary      Fully Diluted
                                        _________        _____________     ________     _____________
Weighted Average Shares Outstanding:
     Common Stock                        12,286,871         12,286,871      11,269,291       11,269,291
     Shares Available Under Options
      and Warrants                          731,553            746,174         111,245          111,245
                                         ----------         ----------      ----------       ----------
Weighted Average Common and Common
 Equivalent Shares Outstanding           13,018,404         13,033,045      11,380,536       11,380,536
                                         ----------         ----------       ----------      -----------
Net Income                                2,263,768          2,263,768       1,015,889        1,015,889
                                         ----------         ----------       ----------      -----------
Earnings per Share                      $      0.17       $       0.17      $     0.09      $      0.09
                                         ----------         ----------       ----------      -----------

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